UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2005

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-119385	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

In transactions that closed on September 8, 2005, September 9, 2005 and September 13, 2005, Smart Online, Inc. (the "Registrant") sold 866,798 shares of its common stock, including the exercise of two warrants for 237,428 shares and the sale of 629,370 shares to certain private investors, including some of its current investors. The warrants were exercised at a price of $3.50 per share; the private placement shares were sold at $5.50 per share. The total amount raised in both the private placements and the warrant exercises is $4,292,533. Commissions paid by the Registrant in these transactions include $245,525 and a grant of nonqualified stock options to purchase 250,000 shares of the Registrant's common stock at a price representing the fair market value of the Registrant's shares on September 13, 2005.

Proceeds from these transactions will be used for acquisitions and operating expenses. The Registrant has an obligation to register the shares sold for resale by the purchasers by filing a registration statement on or before September 30, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

September 13, 2005	By:	Michael Nouri

Name: Michael Nouri
Title: CEO